EXHIBIT  99.1

Press Release

AuthenTec Acquires SafeNet’s
Embedded Security Solutions Division

-	Combined company offers comprehensive range of security and identity management solutions

-	Strengthens engagements with existing customers while broadening revenue base

-	Acquisition is accretive in 2010 (non-GAAP) and significantly enhances gross margins

MELBOURNE, Fla., February 26, 2010 -- AuthenTec (NASDAQ: AUTH), a leading provider of smart fingerprint sensors and solutions, announced today that it has acquired SafeNet, Inc.’s Embedded Security Solutions Division in a cash and stock transaction which further strengthens AuthenTec’s offering of security and identity management solutions.

SafeNet’s Embedded Security Solutions products  are used in hundreds of millions of communication and network products to ensure data privacy for businesses and individuals, and are sold to a variety of brand name customers including HP, Samsung, LG, Ericsson, AMD, Cisco,  Alcatel-Lucent, Juniper Networks, Nokia-Siemens and Texas Instruments among others.  SafeNet’s Embedded Security Solutions recorded embedded IP and software revenues of $15.5 million in 2009 with gross margins exceeding 90 percent and operating income margins of over 20 percent (the unaudited results of the business are subject to adjustment during the audit process).   AuthenTec will also become the exclusive worldwide supplier of SafeNet’s SafeXcel security processor ICs, representing over $3 million in incremental sales in 2009.   The deal is expected to be accretive to AuthenTec’s non-GAAP earnings in 2010, after consideration of the Division’s deferred revenue.

Under terms of the transaction, AuthenTec paid $8.5 million in cash and issued 1.2 million shares (valued at $2.8 million at the closing) of its common stock.   The transaction also calls for an earn-out of up to $2.5 million in cash based on the attainment of certain revenue goals for the remainder of 2010.

“This acquisition continues our transformation from a component supplier to a more comprehensive source of security, identity management and touch control solutions.  The addition of SafeNet’s Embedded Security Solutions not only significantly strengthens our offerings in our existing markets, but also broadens our revenue base,” said AuthenTec CEO Scott Moody.  “By leveraging the expertise of the SafeNet engineering team in software development, network security and secure communication, AuthenTec will have the ability to offer secure end-to-end solutions, from the individual PC or cell phone all the way to the network server in the cloud.  This acquisition also helps drive additional revenue growth while improving gross margin and accelerating our return to profitability.”

Commenting on the acquisition, SafeNet CEO Mark Floyd stated, “This transaction offers compelling value to SafeNet’s existing embedded customers, allowing them the opportunity to extend a secure environment for managing data security needs beyond the server and network, and directly to the end-user on either a PC or mobile device.  We are extremely pleased that an industry leader such as AuthenTec will continue to build on the success of our Embedded Security Solutions team, and we look forward to working closely with AuthenTec as a strategic supplier.”

AuthenTec will benefit from the addition of SafeNet’s highly qualified Embedded Security Solutions staff of encryption, algorithm, software and silicon design engineers and its expansive portfolio of software, IP and hardware products.   These include SafeXcel IP Cores (i.e., protocol aware inline security processing, security packet processing, encryption, authentication/hashing, public key acceleration, true random number generation, etc.), QuickSec Embedded Security toolkits, Mobile VPN and Digital Rights Management (DRM) Fusion Solutions.  It also includes the Division’s 23 U.S. patents as well as additional foreign patents, bringing AuthenTec’s U.S. portfolio to 144 issued and pending patents.

AuthenTec will also add SafeNet’s highly regarded security and encryption IP content and expertise, which aligns with AuthenTec’s longer term strategy to generate its own IP licensing revenue.  These IP cores will also reduce the Company’s planned licensed IP expenses.

The Embedded Security Solutions’ team will continue to operate from engineering locations in the Netherlands and Finland, while also strengthening AuthenTec’s existing sales and support locations in Japan, Korea, Taiwan, the U.S., and Europe.   Commenting on the transaction, former SafeNet Managing Director Dr. Simon Blake-Wilson, now AuthenTec Vice President of Embedded Security Solutions said, “In discussions last year we realized the power of combining the world class security technologies of SafeNet with the leading edge biometric products being introduced by AuthenTec.  Our global team is energized and eager to pursue the unique opportunities that AuthenTec's strong combination of biometrics and encryption will enable.”

About AuthenTec

AuthenTec provides security, identity management and touch control solutions for enterprise and consumer applications. The Company’s smart sensor products and security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec’s newest generation of TruePrint® smart sensors, TrueSuite™ identity management software and TrueProtect™ embedded security products (formerly SafeNet Embedded Security Solutions) provide developers and users secure and convenient ways to manage today’s rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

About SafeNet

SafeNet is a global leader in information security, founded more than 25 years ago. The Company protects identities, transactions, communications, data and software licensing through a full spectrum of encryption technologies, including hardware, software, and chips. More than 25,000 corporate and government customers in 100 countries including UBS, Nokia, Fujitsu, Hitachi, Bank of America, Adobe, Cisco, Microsoft, Samsung, Texas Instruments, the U.S. Departments of Defense and Homeland Security, the U.S. Internal Revenue Service, trust their security needs to SafeNet.  In 2007, SafeNet was acquired by Vector Capital, a $2 billion private equity firm specializing in the technology sector.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industries in which it now operates, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the SafeNet embedded business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, general market and macroeconomic conditions, the Company’s ability to secure design wins, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in its markets, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 18, 2009. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.
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Media Contact:
AuthenTec
Brent Dietz, Director of Communications
321-308-1320
brent.dietz@authentec.com

Investor Contact:
Shelton Group Investor Relations
Leanne K. Sievers, Executive VP, Investor Relations
949-224-3874
lsievers@sheltongroup.com